CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261909 on Form S-6 of our report dated February 10, 2022, relating to the financial statement of FT 9903, comprising ETF Growth and Income Feb. '22 (ETF Growth and Income Portfolio, February 2022 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 10, 2022